UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Citrix Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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CITRIX SYSTEMS, INC.

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2015

May 11, 2015

On April 17, 2015, Citrix Systems, Inc. (“Citrix”) filed its proxy statement (the “Proxy Statement”) relating to its 2015 Annual Meeting of Stockholders (the “Annual Meeting”), including a proposal to approve Citrix’s 2015 Employee Stock Purchase Plan (the “ESPP”), with the Securities and Exchange Commission, and made the Proxy Statement available on the Internet on that same day. Subsequent to that date, the Board of Directors approved Amendment No. 1 to the ESPP to decrease the aggregate number of shares of Citrix common stock which may be issued pursuant to the ESPP from 20,000,000 to 16,000,000 (the “Amendment”), to become effective upon approval of the ESPP by the stockholders of Citrix at the Annual Meeting. This supplement to the Proxy Statement has been prepared to provide stockholders with information regarding the Amendment.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. Proxies already returned by stockholders will remain valid and stock represented thereby will be voted at the Annual Meeting in accordance with your instructions unless revoked. Any proxy given pursuant to Citrix’s solicitation relating to the Annual Meeting may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

(a) filing with Citrix’s Secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

(b) properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities;

(c) duly completing a later-dated proxy relating to the same shares and delivering it to Citrix’s Secretary before the taking of the vote at the Annual Meeting; or

(d) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Citrix’s principal executive offices at Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, Attention: Secretary, before the taking of the vote at the Annual Meeting.